As filed with the Securities and Exchange Commission on January 14, 1998 Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                        --------------------------------

                                    OEA, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                                            36-2362379
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                  Identification No.)

                                    OEA, Inc.
                                 P.O. Box 100488
                             Denver, Colorado 80250
               (Address of principal executive offices) (Zip Code)

                   OEA, Inc. 1997 Employee Stock Purchase Plan

                            (Full title of the Plan)
                            ------------------------

              J. Thompson McConathy, Vice President Finance and CFO
                                    OEA, Inc.
                                 P.O. Box 100488
                             Denver, Colorado 80250
                     (Name and address of agent for service)

                                 (303) 693-1248
            (Telephone number, including area code, of agent for service)
                                 -------------
                                    Copy to:
                             Leslie A. Nichols, Esq.
                             Sherman & Howard L.L.C.
                        3000 First Interstate Tower North
                             633 Seventeenth Street
                             Denver, Colorado 80202
                                 (303) 297-2900

                        CALCULATION OF REGISTRATION FEE


-------------------------------- -------------------- --------------------- -------------------- -------------------
                                                        Proposed Maximum     Proposed Maximum
                                                       Offering Price Per   Aggregate Offering       Amount of
   Title of Securities to be        Amount to be           Share (1)               Price          Registration Fee
          Registered                 Registered                                                         (1)
-------------------------------- -------------------- --------------------- -------------------- -------------------
Class A Common Stock par value   100,000 Shares           $26.9375            $2,693,750            $795
$.10 per share
-------------------------------- -------------------- --------------------- -------------------- -------------------
(1)   Determined pursuant to Rule 457(h)(1) of the Securities Act of 1933, based upon the average high and low prices reported on January 12, 1998.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The information required by Part I is included in documents sent or given to participants in the OEA, Inc. 1997 Employee Stock Purchase Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents filed by OEA, Inc. (the "Registrant" or the "Company") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a)      The  Registrant's  latest  annual  report  filed  pursuant  to
                  Section 13(a) or 15(d) of the Exchange Act; or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

         (c) The description of the common stock, $.10 par value, of the Registrant contained in a registration statement filed under
                  Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         All of the securities being registered are registered under Section 12 of the Exchange Act.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

         Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         The Company's By-Laws provide for the indemnification of directors, officers, employees of and consultants to the Company to the extent permitted under the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  See Exhibit Index and Exhibits at the end of this Registration Statement.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 14, 1998.

                                    OEA, INC.



                                    By:      /s/ Charles B. Kafadar
                                             ----------------------
                                                 Charles B. Kafadar
                                                 President


         KNOW  ALL MEN BY THESE  PRESENTS,  that  each  person  whose  signature appears below constitutes and appoints Ahmed D. Kafadar and J. Thompson McConathy, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


    Signature                            Title                       Date

/s/ Ahmed D. Kafadar                 Chairman of the Board      January 14, 1998
---------------------             and Chief Executive Officer
    Ahmed D. Kafadar             (Principal Executive Officer)


/s/ Charles B. Kafadar                  President,              January 14, 1998
-----------------------    Chief Operating Officer and Director
    Charles B. Kafadar

/s/ J. Thompson McConathy        Vice President Finance         January 14, 1998
--------------------------              and CFO
    J. Thompson McConathy       (Principal Financial and
                                    Accounting Officer)

/s/ Ralph A.L. Bogan, Jr.             Director                  January 14, 1998
-------------------------
    Ralph A.L. Bogan, Jr.

/s/ James R. Burnett                  Director                  January 14, 1998
---------------------
    James R. Burnett

/s/ Lewis W. Watson                   Director                  January 14, 1998
--------------------
    Lewis W. Watson

/s/ Philip E. Johnson                 Director                  January 14, 1998
----------------------
    Philip E. Johnson

/s/ George S. Ansell                  Director                  January 14, 1998
---------------------
    George S. Ansell

/s/ Robert J. Schultz                 Director                  January 14, 1998
---------------------
    Robert J. Schultz


--------------------                  Director                  January 14, 1998
    Erwin H. Billig

The Plan. Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 14, 1998.


                                      By:    /s/ James H. Welsh
                                             ----------------------------------
                                             James H. Welsh, Plan Administrator



                                  EXHIBIT INDEX

         Exhibits


         5.1      Opinion of Sherman & Howard L.L.C.

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)

                                                                     Exhibit 5.1


                              January 14, 1998


OEA, Inc.
P.O. Box 100488
Denver, Colorado 80250

                  Attn: Ahmed D. Kafadar, Chairman of the Board of Directors

Dear Mr. Kafadar:

We have acted as special counsel for OEA, Inc. (the "Company") in connection with the preparation, execution and filing of a Registration Statement under the Securities Act of 1933 on Form S-8 relating to the registration of 100,000 shares of OEA, Inc. Common Stock, $.10 par value ("Common Stock"), which may be purchased by participants in the 1997 OEA, Inc. Employee Stock Purchase Plan (the "Plan").

In connection with the opinion expressed below, we have made such factual inquiries and have examined or caused to be examined such questions of law as we have considered necessary or appropriate for the purpose of such opinion. On the basis of such inquiries or examinations, it is our opinion that any newly issued shares of Common Stock purchased from the Company pursuant to the Plan, when paid for as contemplated by the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement referred to above.



                                                 Very truly yours,

                                                 /s/ SHERMAN & HOWARD L.L.C.

                                                                    Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement pertaining to the OEA, Inc. 1997 Employee Stock Purchase Plan of our report dated September 18, 1997, with respect to the consolidated financial statements of OEA, Inc. included in its Annual Report on Form 10-K for the year ended July 31, 1997, filed with the Securities and Exchange Commission.



                              /s/ ERNST & YOUNG LLP

Denver, Colorado
January 14, 1998